UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2021

Modiv Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55776	47-4156046
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

120 Newport Center Drive
Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 742-4862

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.	Other Events.

Message to Stockholders

On January 29, 2021, Modiv Inc. (the “Company,” “we,” “us” or “our”) sent a message to its stockholders announcing an estimated per share net asset value (“NAV”) of the Company's common stock of $23.03, which reflects the Company’s 1:3 reverse stock split which will be effective on February 1, 2021, and is discussed in greater detail below. The Company also issued a press release related to this announcement. A copy of the message to stockholders is attached hereto as Exhibit 99.1 and incorporated herein by reference. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The Company previously announced on January 4, 2021, that after January 22, 2021, it would only seek new capital from accredited investors. On January 27, 2021, the Company announced that, with the approval of the Company’s board of directors (the “Board”), it has terminated its public offering of up to $800,000,000 of the Company’s shares of Class C common stock, par value $0.001 per share (the “Shares”), which had been conducted pursuant to a registration statement on Form S-11 (File No. 333-231724) (the “Follow-on Offering”). The Follow-on Offering was terminated after the Company completed the repurchase on January 27, 2021 of $3,836,377 of Shares which had been tendered for repurchase from January 1, 2021 through January 22, 2021.

Current investors can continue to participate in the Company’s distribution reinvestment plan (the “DRIP”) after January 22, 2021, even if they are not accredited investors, which is being conducted pursuant to a registration statement on Form S-3 (File No. 333-252321) whereby Shares to be issued pursuant to the DRIP have been registered with the SEC. Commencing with the Company’s next distributions on February 25, 2021, the per share purchase price pursuant to the DRIP will be based on the new NAV of $23.03 per share.

Repurchase requests submitted during February will need to be submitted by February 24, 2021 in order to be considered for repurchase in March 2021, and share repurchases, if any, will be processed on March 3, 2021 based upon the $23.03 per share NAV.

Daily Distributions Declared

On January 27, 2021, the Board declared distributions based on daily record dates for the period from February 1, 2021 through March 31, 2021, after adjustment for the Company’s 1:3 reverse stock split which will be effective on February 1, 2021, at a rate of $0.0028767 per share per day, on the outstanding shares of the Company’s Class C and Class S common stock. The Company will pay distributions for February 2021 on March 25, 2021, and the distributions for March 2021 will be paid on April 26, 2021. The daily distribution rate of $0.0028767 per share of Class C and Class S common stock per day, if paid each day for a 365-day period, reflects an annualized rate of $1.05 per share (after adjusting for the Company’s 1:3 reverse stock split which will be effective on February 1, 2021), which is consistent with distributions paid since May 22, 2020.

Determination of Estimated Per Share Value

Overview

On January 27, 2021, the audit committee of the Company’s Board recommended, and the Board unanimously approved and established, an estimated per share NAV of the Company’s Class C and Class S common stock of $23.03 based on an estimated market value of the Company's assets less the estimated market value of the Company's liabilities, divided by the number of fully-diluted Class C and Class S shares outstanding as of December 31, 2020, adjusted to reflect the Company’s 1:3 reverse stock split which will be effective on February 1, 2021. There have been no material changes between the date of this filing that would impact the overall estimated per share NAV. The estimated per share NAV as of December 31, 2020 will first appear on investor dashboards on February 1, 2021. This is the fifth time that the Board has determined an estimated per share NAV of the Company's common stock. The Board previously determined an estimated per share NAV of the Company’s common stock as of April 30, 2020 of $21.01, adjusted to reflect the Company’s 1:3 reverse stock split which will be effective on February 1, 2021. The Company intends to publish an updated estimated per share NAV on at least a quarterly basis within 45 days after the end of each quarter, barring extenuating circumstances.

Process

The audit committee of our Board, composed solely of three of our non-employee directors, is responsible for the oversight of the valuation process used to determine the estimated NAV per share of our common stock, including oversight of the valuation processes and methodologies used to determine our estimated NAV per share, the consistency of the valuation methodologies with real estate industry standards and practices and the reasonableness of the assumptions used in the valuations and appraisals. In determining the estimated NAV of our shares, our audit committee and Board considered information and analysis, including valuation materials that were provided by Cushman & Wakefield Western, Inc. (“Cushman & Wakefield”) and information provided by management. Cushman & Wakefield is an independent third-party real estate advisory and consulting firm that was engaged by us to develop an estimate of the fair value of the Company. Cushman & Wakefield developed an opinion of fair value of the real estate assets and real estate related liabilities associated with the Company’s properties. The valuation was performed in accordance with the provisions of the Institute for Portfolio Alternatives Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs.

Cushman & Wakefield's scope of work was conducted in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Several members of the Cushman & Wakefield engagement team who certified the methodologies and assumptions applied by us hold a Member of Appraisal Institute (“MAI”) designation. Other than (i) its engagement as described herein, (ii) its previous engagements with the Company in connection with the determination of the estimated per share NAV of the Company’s common stock as of December 31, 2017, December 31, 2018, December 31, 2019 and April 30, 2020, (iii) its previous engagement with BRIX REIT, Inc., a REIT advised by the Company, in connection with the determination of the estimated per share NAV of BRIX REIT, Inc.’s common stock as of March 31, 2020, and (iv) its previous engagements with Rich Uncles Real Estate Investment Trust I (“REIT I”) in connection with the determination of the estimated per share NAV of REIT I’s common stock as of December 31, 2017 and December 31, 2018, Cushman & Wakefield does not have any direct interests in any transaction with us and has not performed any services for us other than Asset Allocation services pursuant to Accounting Standards Update No. 2017-01, Clarifying the Definition of a Business (ASU No. 2017-01) and Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (ASC Topic 805) and the real estate financial advisor services they provided on behalf of REIT I in connection with REIT I’s merger with the Company on December 31, 2019.

The materials provided by Cushman & Wakefield included a range of NAV of our shares, and the audit committee of our Board believes that the use of the “Valuation Methodology,” as discussed below, as the primary or sole indicator of value has become widely accepted as a best practice in the valuation of non-listed REIT shares, and therefore the audit committee and our Board determined to use the Valuation Methodology in establishing the estimated per share NAV. This Valuation Methodology is consistent with the Net Asset Value Calculation and Valuation Procedures adopted by the Board, including a majority of our independent directors. Based on these considerations, our audit committee recommended that our Board establish an estimated value of our Class C and Class S common stock, as of December 31, 2020, of $23.03 per share, which estimated value was within the $23.03 to $26.10 per share valuation range, after adjustment to reflect the Company’s 1:3 reverse stock split which will be effective on February 1, 2021, calculated by Cushman & Wakefield using the Valuation Methodology. The audit committee recommended that our Board use the low end of the valuation range given the continued uncertainty regarding the impact of the COVID-19 pandemic on the economy, consumer confidence regarding the safety of visiting retail establishments and returning to office environments and the impact on the Company’s real estate properties. The Board unanimously agreed to accept the recommendation of the audit committee and approved $23.03 as the estimated NAV per share of our Class C and Class S common stock as of December 31, 2020, effective on February 1, 2021. Our Board is ultimately and solely responsible for the establishment of the per share estimated value.

Valuation Methodology

In preparing its valuation materials and in reaching its conclusions as to the reasonableness of the methodologies and assumptions used by the Company to value its assets, Cushman & Wakefield, among other things:

•	investigated numerous sales in the properties' relevant markets, analyzed rental data and considered the input of buyers, sellers, brokers, property developers and public officials;
•	reviewed and relied upon Company-provided data regarding the size, year built, construction quality and construction type of the properties in order to understand the characteristics of the existing improvements and underlying land;
•	reviewed and relied upon Company-provided balance sheet items such as cash and other assets, as well as debt and other liabilities;
•	relied upon Company-provided derivative instrument valuation reports prepared by a third-party pricing service;
•	researched the market by means of publications, public and private databases and other resources to measure current market conditions, supply and demand factors, and growth patterns and their effect on the properties; and
•	performed such other analyses and studies, and considered such other factors, as Cushman & Wakefield considered appropriate.

Cushman & Wakefield utilized two approaches in valuing the Company’s real estate assets that are commonly used in the commercial real estate industry. The following is a summary of the NAV Methodology and the valuation approaches used by Cushman & Wakefield:

NAV Methodology - The NAV Methodology determines the value of the Company by determining the estimated market value of the Company's entity level assets, including real estate assets, and subtracting the market value of its entity level liabilities, including its debt. The materials provided by Cushman & Wakefield to estimate the value of the real estate assets were prepared using discrete estimations of "as is" market valuations for each of the properties in the Company's portfolio using the income capitalization approach as the primary indicator of value and the sales comparison approach as a secondary approach to value, as discussed in greater detail below. Cushman & Wakefield also estimated the fair value of the Company's real estate related debt and also reviewed the methodology used by a third-party pricing service to estimate the fair value of the Company’s derivatives and determined that the approach was reasonable. Cushman & Wakefield then added the non-real estate related assets and subtracted non-real estate related liabilities. The resulting amount, which is the estimated NAV of the portfolio, is divided by the number of fully-diluted shares of Class C and Class S common stock outstanding, adjusted to reflect the Company’s 1:3 reverse stock split which will be effective on February 1, 2021, to determine the estimated per share NAV.

Determination of Estimated Market Value of the Company’s Real Estate Assets Under the NAV Methodology

Income Capitalization Approach - The income capitalization approach first determines the income-producing capacity of a property by using contract rents on existing leases and by estimating market rent from rental activity at competing properties for the vacant space. Deductions are then made for vacancy and collection loss and operating expenses. The net operating income (“NOI”) developed in Cushman & Wakefield's analysis is the balance of potential income remaining after vacancy and collection loss and operating expenses. This NOI was then capitalized at an appropriate rate to derive an estimate of value (the “Direct Capitalization Method”) or discounted by an appropriate yield rate over a typical projection period in a discounted cash flow analysis. Thus, two key steps were involved: (1) estimating the NOI applicable to the subject property and (2) choosing appropriate capitalization rates and discount rates.

The following summarizes the range of capitalization rates Cushman & Wakefield used to arrive at the estimated market values of our properties valued using the Direct Capitalization Method:

	Range	Weighted- Average
Capitalization Rate	5.50% to 10.88%	7.77%

The capitalization rate was weighted based on NOI. An increase in the selected capitalization rate of 0.25% would result in a decrease in net asset value of approximately $13,946,000. A decrease in the selected capitalization rate of 0.25% would result in an increase in net asset value of approximately $13,594,000.

Sales Comparison Approach - The sales comparison approach estimates value based on what other purchasers and sellers in the market have agreed to as the price for comparable improved properties. This approach is based upon the principle of substitution, which states that the limits of prices, rents, and rates tend to be set by the prevailing prices, rents, and rates of equally desirable substitutes.

Utilizing the NAV Methodology, including use of the two approaches to value the Company’s real estate assets noted above, and dividing by the 8,984,509 fully-diluted shares of the Company's Class C and Class S common stock outstanding on December 31, 2020, after adjustment to reflect the Company’s 1:3 reverse stock split which will be effective on February 1, 2021, Cushman & Wakefield determined a valuation range of $23.03 to $26.10 per share.

Cushman & Wakefield prepared and provided to the Company a report containing, among other information, the range of net asset values for the Company's Class C and Class S common stock as of December 31, 2020 (the “Valuation Report”). On January 27, 2021, the audit committee of our Board and all of the other members of the Board conferred with Cushman & Wakefield and management regarding the methodologies and assumptions used in the Valuation Report. On that same day, the audit committee of our Board recommended, and our Board unanimously approved, an estimated per share NAV of the Company's Class C and Class S common stock, as of December 31, 2020, after adjustment to reflect the Company’s 1:3 reverse stock split which will be effective on February 1, 2021, of $23.03 per share. The audit committee recommended that our Board use the low end of the valuation range given the continued uncertainty regarding the impact of the COVID-19 pandemic on the economy, consumer confidence regarding the safety of visiting retail establishments and returning to office environments and the impact on the Company’s real estate properties.

The table below sets forth the calculation of the Company's estimated per share NAV as of December 31, 2020 and April 30, 2020 after reflecting the 1:3 reverse stock split which will be effective on February 1, 2021 for both periods:

	December 30, 2020		April 30, 2020
	Estimated Value	Estimated		Estimated
	Value	Per Share NAV	Estimated Value	Per Share NAV
Real estate properties	$356,855,119	$39.72	$362,178,484	$39.33
Investment in unconsolidated entities:
Santa Clara property tenant-in-common interest	13,499,837	1.50	12,558,368	1.36
Cash, cash equivalents and restricted cash	8,488,786	0.95	4,651,999	0.50
Goodwill	17,320,857	1.93	17,320,857	1.88
Intangibles	5,127,788	0.57	6,347,865	0.69
Other assets	11,641,211	1.29	11,314,550	1.23
Total assets	412,933,598	45.96	414,372,123	44.99

Mortgage notes payable	186,967,093	20.81	196,114,236	21.30
Unsecured credit facility	6,000,000	0.67	12,000,000	1.30
Accrued interest payable	661,820	0.07	769,450	0.08
Share repurchases payable	2,980,560	0.33	896,597	0.10
Other liabilities	9,401,575	1.05	11,075,258	1.20
Total liabilities	206,011,048	22.93	220,855,541	23.98
Total estimated net asset value (a)	$206,922,550	$23.03	$193,516,582	$21.01

Fully-diluted shares outstanding (a) & (b)	8,984,509		9,209,787

(a)    The fully-diluted shares outstanding as of December 31, 2020 and April 30, 2020 have been adjusted to reflect the 1:3 reverse stock split that will be effective on February 1, 2021. The fully-diluted shares outstanding as of December 31, 2020 has also been adjusted to reflect the 428,571 shares repurchased on January 6, 2021 which are reflected in Share repurchases payable above.

(b)    Fully-diluted shares outstanding as of December 31, 2020 and April 30, 2020 includes 1,189,964 shares that would result from conversion of 657,949.5 Class M limited partnership interests of the Company’s operating partnership (“Class M OP Units”) and 56,029 Class P limited partnership interests of the Company’s operating partnership (“Class P OP Units”) assuming a conversion ratio of 1.6667 shares of the Company’s Class C common stock for each Class M OP Unit and Class P OP Unit outstanding after adjusting the conversion ratio to reflect the 1:3 reverse stock split that will be effective on February 1, 2021.

Exclusions from Estimated NAV

The estimated share value approved by the Board does not reflect any “portfolio premium,” nor does it reflect an enterprise value of the Company, which may include a premium or discount to NAV for:

•	the size of the Company's portfolio as some buyers may pay more for a portfolio compared to prices for individual investments;
•	the overall geographic and tenant diversity of the portfolio as a whole;
•	the characteristics of the Company's working capital, leverage, credit facilities and other financial structures where some buyers may ascribe different values based on synergies, cost savings or other attributes;
•	certain third-party transaction or other expenses that would be necessary to realize the value; or
•	the potential difference in per share value if the Company were to list its shares of common stock on a national securities exchange.

Limitations of the Estimated Share Value

As with any valuation methodology, the NAV Methodology used by the Board in reaching an estimate of the value of the Company's shares is based upon a number of estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different valuation methods, estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the value of the Company's shares. In addition, the Board’s estimate of share value is not based on the book values of the Company's real estate, as determined by generally accepted accounting principles, as the Company's book value for most real estate is based on the amortized cost of the property, subject to certain adjustments.

Furthermore, in reaching an estimate of the value of the Company's shares, our Board did not include a discount for debt that may include a prepayment obligation or a provision precluding assumption of the debt by a third party. In addition, selling costs were not considered by Cushman & Wakefield in the valuation of the properties. Other costs that are likely to be incurred in connection with an appropriate exit strategy, whether that strategy involves a listing of the Company's shares of common stock on a national securities exchange, a merger of the Company, or a sale of the Company's portfolio, were also not included in the Board’s estimate of the value of the Company's shares.

As a result, there can be no assurance that:

•	stockholders will be able to realize the estimated share value upon attempting to sell their shares;
•
the Company will be able to achieve, for its stockholders, the estimated per share NAV upon a listing of the Company's shares of common stock on a national securities exchange, a merger of the Company, or a sale of the Company's portfolio; or

•	the estimated share value, or the methodology relied upon by the Board to estimate the share value, will be found by any regulatory authority to comply with ERISA, the Internal Revenue Code or other regulatory requirements.

Furthermore, the estimated value of the Company's shares was calculated as of a particular point in time. The value of the Company's shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets.

Additional Information Regarding Engagement of Cushman & Wakefield

Cushman & Wakefield was selected by our advisor and approved by our Board to estimate the fair value of the real estate assets and real estate related liabilities associated with the Company’s properties. Cushman & Wakefield's valuation materials provided to the Company do not constitute a recommendation to purchase or sell any shares of the Company's common stock or other securities. The estimated value of the Company's common stock may vary depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally, such as changes in economic or market conditions, changes in interest rates, changes in the supply of and demand for commercial real estate properties and changes in tenants' financial condition.

In connection with its review, while Cushman & Wakefield reviewed the information supplied or otherwise made available to it by the Company for reasonableness, Cushman & Wakefield assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Cushman & Wakefield, Cushman & Wakefield assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and relied upon the Company to advise Cushman & Wakefield promptly if any information previously provided became inaccurate or was required to be updated during the period of its review.

In preparing its valuation materials, Cushman & Wakefield did not, and was not requested to, solicit third party indications of interest for the Company in connection with possible purchases of the Company's securities or the acquisition of all or any part of the Company.

In performing its analyses, Cushman & Wakefield made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond Cushman & Wakefield's control and the control of the Company. The analyses performed by Cushman & Wakefield are not necessarily indicative of actual values, trading values or actual future results of the Company's common stock that might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. The analyses do not reflect the prices at which properties may actually be sold, and such estimates are inherently subject to uncertainty. The Board considered other factors in establishing the estimated value of the Company's common stock in addition to the materials prepared by Cushman & Wakefield. Consequently, the analyses contained in the Cushman & Wakefield materials should not be viewed as being determinative of the Board’s estimate of the value of the Company’s common stock.

Cushman & Wakefield's materials were necessarily based upon market, economic, financial and other circumstances and conditions existing as of December 31, 2020, and any material change in such circumstances and conditions may have affected Cushman & Wakefield's analysis, but Cushman & Wakefield does not have, and has disclaimed, any obligation to update, revise or reaffirm its materials as of any date subsequent to December 31, 2020.

For services rendered in connection with and upon the delivery of its valuation materials, the Company paid Cushman & Wakefield a customary fee. The compensation Cushman & Wakefield received was based on the scope of work and was not contingent on an action or event resulting from analyses, opinions, or conclusions in its valuation materials or from its use. In addition, Cushman & Wakefield's compensation for completing the valuation was not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the Company, the amount of the estimated value, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of the valuation materials. The Company also agreed to reimburse Cushman & Wakefield for its expenses incurred in connection with its services and will indemnify Cushman & Wakefield against certain liabilities arising out of its engagement.

Offering Price of Class S Common Stock (Class S Offering)

Commencing on February 1, 2021, the offering price for shares of the Company’s Class S common stock offered exclusively to non-US persons pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under and in accordance with Regulation S of the Securities Act, will be $23.03 per share, plus the amount of any applicable upfront commissions and fees.

Distribution Reinvestment Plan

Pursuant to the terms of the Company's DRIP, distributions (excluding those the Board designates as ineligible for reinvestment through the DRIP) will be reinvested in shares of our Class C and Class S common stock at a price equal to the most recently disclosed estimated per share value, as determined by the Board. Accordingly, shares of the Company's Class C and Class S common stock issued pursuant to the DRIP will be issued for $23.03 per share.

A participant may terminate participation in the DRIP at any time by delivering a written notice to the administrator. To be effective for any monthly distribution, such termination notice must be received by the Company at least ten (10) business days prior to the last day of the month to which the distribution relates. Any termination should be provided by written notice.

Stockholders who presently participate in the DRIP do not need to take any action to continue their participation in the DRIP.

Share Repurchase Program

In accordance with the Company's share repurchase program for shares of Class C common stock, the per share repurchase price for shares of Class C common stock will depend on the length of time the redeeming stockholder has held such shares as follows: less than two years from the purchase date, 98% of the most recently published NAV; and after two years from the purchase date, 100% of the most recently published NAV. Share repurchase requests submitted starting on February 1, 2021 will be processed using the $23.03 per share NAV.

Class S common stock shares are not eligible for repurchase unless they have been held for at least one year. After this holding period has been met, Class S common stock shares can be repurchased at the most recently published NAV. Share repurchase requests submitted starting on February 1, 2021 will be processed using the $23.03 per share NAV.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, statements related to the Company's expectations regarding the performance of its business and the estimated net asset value per share of the Company's common stock. Cushman & Wakefield relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor Cushman & Wakefield's valuation materials are intended to, nor shall they, serve as a guarantee of the Company's performance in future periods. These forward-looking statements can be identified by the use of words such as “believes,” “potential,” “may,” “will,” “should,” “intends,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the U.S. Securities and Exchange Commission (“SEC”). Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Actual events may cause the valuation and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated per share NAV.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1    Message to Company stockholders dated January 29, 2021

99.2    Press release dated January 29, 2021

99.3    Consent of Cushman & Wakefield Western, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIV INC. (Registrant)

By:	/s/ RAYMOND J. PACINI
	Name:	Raymond J. Pacini
	Title:	Chief Financial Officer

Date: January 29, 2021

Exhibit 99.1

Subject: Updated Estimated per Share NAV Announced

Send: Friday, January 29, 2021

Dear <NAME>,

I am pleased to announce Modiv’s updated estimated net asset value (NAV) per share. As hoped, the efforts we have undertaken since last April, along with ongoing recovery in the real estate market overall, had a positive impact on the NAV. Among the highlights to note:

•The updated per share estimated NAV increased approximately 9.7% compared to the previous estimated NAV.

•Taking into account the previously announced 1:3 reverse stock split effective February 1, 2021, the updated estimated NAV per share is $23.03. Prior to the stock split, the estimated per share NAV would have been approximately $7.68 (i.e., 300 shares held at approximately $7.68 per share, adjusted for rounding, are now 100 shares at $23.03 per share).

•Your dividend remains in full effect. Following the 1:3 reverse stock split, the annual dividend is now $1.05 per share, whereas it was previously $0.35 per share (i.e., multiply $0.35 by 3, resulting in $1.05 per share per year).

•Any transactions, including share purchases or share redemption requests, after February 1, 2021 will be processed at $23.03 per share until the next quarterly NAV is established.

As noted in our recent communications, we have focused on active portfolio management, including selling properties and renewing leases, decreasing debt and repurchasing shares thereby reducing shares outstanding. We are confident that these actions, along with our investor-first mission, past and future product innovation, long-term growth potential and strategic investments, will continue to add value in the coming quarters with each quarterly NAV we announce.

For background on how the NAV is determined, you can watch this short video. In the meantime, you can reach out to our Investor Relations team with questions by calling 888-686-6348 or emailing info@modiv.com. Thank you for your investment and ongoing support. Stay tuned for additional updates, detailed portfolio information and new educational materials.

Modivated,

/s/ AARON S. HALFACRE

Aaron S. Halfacre
Chief Executive Officer
Modiv Inc.

P.S. Please note that our website will be transitioning to www.modiv.com this weekend. When viewing your account dashboard, the updated estimated NAV per share and 1:3 reverse stock split will be reflected.

Forward-Looking Statements

Certain statements contained herein, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (The "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, Section 21E of the Exchange Act and other applicable law. These statements include, but are not limited to, statements related to the Company's expectations regarding the performance of its business, expectations regarding the delivery of a dividend, the estimated net asset value per share of the Company's common stock and the ability to launch new investment products. Cushman & Wakefield relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor Cushman & Wakefield's valuation materials are intended to, nor shall they, serve as a guarantee of the Company's performance in future periods. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "projects," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcome or results to differ materially from those indicated in these statements, including, but not limited to, the Company's inability to continue to pay a monthly distribution at the current rate and the Company's inability to maximize the value of the Company's portfolio. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company's filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Actual events occurring after the Company's determination of an estimated per share NAV may cause the value of, and returns on, the Company's investments to be less than those used for purposes of determining the Company's estimated per share NAV.

Exhibit 99.2

Modiv Inc. Announces Nearly 10% Increase in NAV

Company confirms plans to determine quarterly NAV for the benefit of investors

NEWPORT BEACH, Calif. (January 29, 2021) — Modiv Inc. (the “Company”), the largest crowdfunded equity real estate investment trust (“REIT”) in the United States, today announced a $23.03 per share estimated net asset value ("NAV") of its common stock as of December 31, 2020. The updated NAV is an approximate increase of 9.7% over the prior estimated NAV.

"Our concerted and focused efforts throughout 2020 are reflected in the increased per share estimated NAV," said Aaron Halfacre, Modiv's Chief Executive Officer. “Since April of last year, we have sold six properties, renewed multiple leases, decreased the Company’s total indebtedness and reduced the total number of shares outstanding, all of which had a positive impact on the NAV. Combined with real estate being an historically resilient and appreciating asset class, I am encouraged by our performance, the overall direction of the real estate markets and our future growth opportunities.”

The updated per share NAV reflects the previously announced 1:3 reverse stock split effective February 1, 2021, which does not impact the value of an investor’s holdings. Prior to the stock split, the estimated per share NAV would have been approximately $7.68 (i.e., 300 shares held at approximately $7.68 per share are now 100 shares at $23.03 per share, adjusted for rounding). Additionally, the annual dividend following the 1:3 reverse stock split is now $1.05 per share, reflecting three times the previous annual dividend of $0.35 per share.

Estimated NAV

The Company engaged Cushman & Wakefield to assist the board of directors with determining a fair value range of the Company's real estate portfolio and a resulting estimated per share NAV. The new estimated per share NAV has been approved by the Company's board of directors, including its independent directors.

The valuation was based upon the estimated market value of the Company's assets, less the estimated market value of the Company's liabilities, divided by the total fully diluted shares outstanding at December 31, 2020 and was performed consistent with the Company's previously-disclosed Net Asset Value Calculation and Valuation Procedures. The estimated NAV does not reflect any "portfolio premium", nor does it reflect an enterprise value for the Company. The board of directors intends to determine an estimated per share NAV on a quarterly (as opposed to an annual) basis going forward, better reflecting the current market conditions and any portfolio-specific activities, as well as increased transparency for investors.

Operational Updates

In addition to the updated per share NAV and 1:3 reverse stock split, the Company reaffirmed several other operational updates:

•Effective February 1, 2021, the Company will be known as Modiv Inc. and will no longer use the RW Holdings NNN REIT, Inc. or Rich Uncles brand names.
•After January 22, 2021, the Company will only seek new capital sources that qualify as accredited investors for its current offering.
•The Company will implement a 13th dividend, determined at the end of 2021, that provides its investors with the ability to benefit from improvements in funds from operations (“FFO”) derived during the course of the year.
•The intent to announce multiple new real estate investment products in 2021 that will provide even greater access to unique investment opportunities for individual investors.

“We will continue to focus on our modern, innovative and investor-first approach to help fulfill our mission of reimagining commercial real estate ownership,” Halfacre added. “With our combination of expertise in crowdfunding and commercial real estate, along with the experience of our senior leadership team and investor-owned business model, Modiv is well positioned to take advantage of strategic opportunities and investments that may present themselves. We look forward to introducing additional real estate investment products, capitalizing on the continued evolution of the crowdfunding and non-traded REIT sectors, forging new partnerships, and making strategic investments in fintech- and proptech-related ventures.”

Demonstrating itself as a leader in the industry, Modiv is the only company to have crowdfunded, directly from individual investors, a $400+ million REIT that holds title to all of its properties and charges no management or performance fees to its investors.

About Modiv

Modiv Inc., the largest crowdfunded equity real estate investment trust (REIT) in the United States, is reimagining real estate ownership. As the first real estate crowdfunding platform to be completely investor-owned, Modiv is on a mission to be the champion for the investor through its combination of low fees and investor-centric corporate governance in order to create better – and easier – ways to invest in real estate. As of December 31, 2020, Modiv’s publicly registered, non-listed portfolio consisted of 40 commercial real estate properties in 14 states including 15 retail, 14 office and 11 industrial properties, as well as a 72.7% tenant-in-common interest in an office property, with more than 2.3 million square feet of aggregate leasable space. For additional information, visit www.modiv.com.

Forward-Looking Statements

Certain statements contained herein, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (The "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, Section 21E of the Exchange Act and other applicable law. These statements include, but are not limited to, statements related to the Company's expectations regarding the performance of its business, expectations regarding the delivery of a dividend, the estimated net asset value per share of the Company's common stock, market conditions and the ability to launch new investment products. Cushman & Wakefield relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor Cushman & Wakefield's valuation materials are intended to, nor shall they, serve as a guarantee of the Company's performance in future periods. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "projects," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcome or results to differ materially from those indicated in these statements, including, but not limited to, the Company's inability to continue to pay a monthly distribution at the current rate and the Company's inability to maximize the value of the Company's portfolio. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company's filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Actual events occurring after the Company's determination of an estimated per share NAV may cause the value of, and returns on, the Company's investments to be less than those used for purposes of determining the Company's estimated per share NAV.

Media Contact
Ryan Hoffman
RHoffman@wearecsg.com

Exhibit 99.3

Consent of Cushman & Wakefield Western, Inc.

We hereby consent to the reference to our name and the description of our role in the valuation process of real estate properties owned by Modiv Inc. and its subsidiaries (collectively, the “Company”) referred to in the Current Report on Form 8-K filed on January 29, 2021 and incorporated by reference in the Company’s Registration Statement on Form S-3 (SEC File No. 333-252321).

In giving such consent, we do not thereby admit we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

January 29, 2021

CUSHMAN & WAKEFIELD WESTERN, INC.

By: /s/ TREVOR G. CHAPMAN
Name: Trevor G. Chapman
Title: Senior Managing Director